EXHIBIT V

                               TO

                          SCHEDULE 13G

                           UNDER THE

	                SECURITIES EXCHANGE ACT OF 1934


IDS Financial Corporation, an American Express Company, disclaims beneficial ownership to the common shares of Puritan-Bennett Corporation held by the following American Express Companies.


      Lehman Brothers                      1,470 Shares




IDS Financial Corporation



By:         /s/ Robert F. Erdman
Name:           Robert F. Erdman
Title:          Assistant Treasurer